CUSIP # 98954A107

Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of Zillow, Inc., a Washington corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 14th day of February, 2014.

TCV V, L.P. a Delaware limited partnership,
Technology Crossover Management V, L.L.C. a Delaware limited liability company, its General Partner
By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory
TCV MEMBER FUND, L.P. a Cayman Islands exempted limited partnership,
Technology Crossover Management V, L.L.C. a Delaware limited liability company, its General Partner
By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory
TECHNOLOGY CROSSOVER MANAGEMENT V, L.L.C. a Delaware limited liability company
By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

CUSIP # 98954A107

JAY C. HOAG
By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Attorney in Fact
RICHARD H. KIMBALL
By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Attorney in Fact
JOHN L. DREW
By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Attorney in Fact
JON Q. REYNOLDS, JR.
By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Attorney in Fact